EXHIBIT 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade’s Strong Asset Gathering Momentum Continues

Net New Client Assets of $13 Billion, 11% Annualized Growth Rate

Record Market Fee-based Revenue of $62 Million, up 38% Year-Over-Year

Diluted Earnings per Share of $0.26

OMAHA, Neb., April 16, 2013 — TD Ameritrade Holding Corporation (NYSE: AMTD) has released results for the second quarter of fiscal 2013. The Company ended the quarter with a record $517 billion in total client assets, driven by its continued double-digit organic client asset growth rate and market appreciation.

The Company’s results for the quarter ended Mar. 31, 2013 include the following:(1)

•	Net income of $144 million, or $0.26 per diluted share

•	Net new client assets of approximately $13 billion, an annualized growth rate of 11 percent

•	Average client trades per day of approximately 378,000, an activity rate of 6.5 percent(2)

•	Net revenues of $679 million, 55 percent of which were asset-based

•	Record market fee-based revenue of $62 million, up 38 percent year-over-year

•	Pre-tax income of $231 million, or 34 percent of net revenues

•	EBITDA(3)of $279 million, or 41 percent of net revenues

•	Interest rate sensitive assets(4) of $88 billion, up 10 percent year-over-year

•	Record client assets of approximately $517 billion

“Halfway through fiscal 2013, following the two best quarters for asset gathering in our history, we have gathered a record $29 billion in net new client assets. In addition, we have increased our market fee-based revenue for the first six months by 32 percent year-over-year and kept our expenses well in check,” said Fred Tomczyk, president and chief executive officer. “While retail investor sentiment has improved, a large number of investors remain cautious in this environment, and yet we continue to execute well against our strategy and on the items we can control.”

“Over the last five years, we have gathered more than $170 billion in net new client assets, despite facing ongoing challenges from market and economic conditions, bringing our total client assets to over $500 billion for the first time in our history,” said Bill Gerber, executive vice president and chief financial officer. “Remaining disciplined on expenses as we invest in the future and continuing to generate strong free cash flow provides us with considerable flexibility to take advantage of opportunities as they present themselves.”

Capital Deployment

The Company has declared a $0.09 per share quarterly cash dividend, payable on May 15, 2013 to all holders of record of common stock as of May 1, 2013.

Company Hosts Conference Call

TD Ameritrade will host its March Quarter conference call this morning, Apr. 16, 2013, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the call by dialing 877-881-2595. The Company will also webcast the conference live at www.amtd.com and will make all accompanying materials available to participants prior to the call. A phone replay of the call will be available by dialing 855-859-2056 and entering the Conference ID 22315975 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on Apr. 16, 2013. This replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on Apr. 23, 2013. Interested parties may also view an archived version of the webcast, which will be available on www.amtd.com immediately following the call.

The company asks that interested parties visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

AMTD-E

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how — bringing Wall Street to Main Street for nearly 38 years. An official sponsor of the 2014 and 2016 U.S. Olympic and Paralympic Teams, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com, or follow @TDAmeritradePR for more information.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report, as amended, on Form 10-K/A, filed with the SEC on Feb. 4, 2013 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2 Funded account activity rate (AR%). Average client trades per day during the period divided by the average number of total funded accounts during the period.

3 See attached reconciliation of non-GAAP financial measures.

4 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of March 31, 2013.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Mar. 31, 2013	Mar. 31, 2012
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$287	$257	$292	$544	$566

Asset-based revenues:
Interest revenue	116	118	108	234	219
Brokerage interest expense	(2)	(2)	(1)	(3)	(3)

Net interest revenue	114	116	107	231	216

Insured deposit account fees	200	205	209	405	414
Investment product fees	62	56	46	117	90

Total asset-based revenues	376	377	362	753	720

Other revenues	16	17	19	33	41

Net revenues	679	651	673	1,330	1,327

Operating expenses:
Employee compensation and benefits	178	168	174	346	347
Clearing and execution costs	27	24	24	51	44
Communications	29	28	27	57	55
Occupancy and equipment costs	40	39	37	79	75
Depreciation and amortization	20	20	18	41	35
Amortization of acquired intangible assets	22	23	23	45	46
Professional services	33	34	44	67	89
Advertising	76	52	84	128	140
Other	17	22	23	38	48

Total operating expenses	442	410	454	852	879

Operating income	237	241	219	478	448

Other expense (income):
Interest on borrowings	6	6	7	12	14
Gain on sale of investments	—	(2)	—	(2)	—

Total other expense (income)	6	4	7	10	14

Pre-tax income	231	237	212	468	434

Provision for income taxes	87	90	75	177	145

Net income	$144	$147	$137	$291	$289

Earnings per share — basic	$0.26	$0.27	$0.25	$0.53	$0.53
Earnings per share — diluted	$0.26	$0.27	$0.25	$0.53	$0.52

Weighted average shares outstanding — basic	549	546	549	547	549
Weighted average shares outstanding — diluted	554	551	554	552	555

Dividends declared per share	$0.09	$0.59	$0.06	$0.68	$0.12

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Mar. 31, 2013	Sept. 30, 2012
Assets:
Cash and cash equivalents	$1,218	$915
Short-term investments	4	154
Segregated cash and investments	4,384	4,030
Broker/dealer receivables	1,299	1,110
Client receivables, net	8,850	8,647
Goodwill and intangible assets	3,354	3,399
Other	1,411	1,258

Total assets	$20,520	$19,513

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$2,316	$1,992
Client payables	11,517	10,728
Notes payable	165	—
Long-term debt	1,079	1,345
Other	1,031	1,023

Total liabilities	16,108	15,088

Stockholders’ equity	4,412	4,425

Total liabilities and stockholders’ equity	$20,520	$19,513

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Mar. 31, 2013	Mar. 31, 2012
Key Metrics:
Net new assets (in billions)	$12.9	$15.6	$10.8	$28.5	$21.0
Net new asset growth rate (annualized)	11%	13%	11%	12%	11%
Average client trades per day	378,096	334,035	387,571	355,884	377,485

Profitability Metrics:
Operating margin	34.9%	37.0%	32.5%	35.9%	33.8%
Pre-tax margin	34.0%	36.4%	31.5%	35.2%	32.7%
Return on client assets (annualized)	0.18%	0.20%	0.20%	0.19%	0.21%
Return on average stockholders’ equity (annualized)	13.2%	13.3%	13.0%	13.2%	13.9%
EBITDA(1) as a percentage of net revenues	41.1%	43.9%	38.6%	42.6%	39.9%

Debt and Liquidity Metrics:
Interest on borrowings (in millions)	$6	$6	$7	$12	$14
Average debt outstanding (in billions)	$1.2	$1.2	$1.3	$1.2	$1.3
Leverage ratio (average debt/annualized EBITDA(1))	1.1	1.0	1.2	1.1	1.2
Interest coverage ratio (EBITDA(1)/interest on borrowings)	46.5	47.7	37.1	47.2	37.8
Liquid assets — management target(1) (in billions)	$0.7	$0.8	$0.9	$0.7	$0.9
Liquid assets — regulatory threshold(1) (in billions)	$1.3	$1.3	$1.5	$1.3	$1.5
Cash and cash equivalents (in billions)	$1.2	$1.9	$1.0	$1.2	$1.0

Transaction-Based Revenue Metrics:
Total trades (in millions)	22.7	20.4	24.0	43.1	47.0
Average commissions and transaction fees per trade(2)	$12.63	$12.62	$12.15	$12.62	$12.03
Average client trades per funded account (annualized)	16.0	14.3	17.1	15.2	16.7
Activity rate — funded accounts	6.5%	5.8%	6.8%	6.1%	6.7%
Trading days	60.0	61.0	62.0	121.0	124.5

Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$15.5	$15.1	$15.7	$15.3	$14.7
Average insured deposit account balances (in billions)	67.1	64.2	58.4	65.6	58.6

Average spread-based balance (in billions)	$82.6	$79.3	$74.1	$80.9	$73.3

Net interest revenue (in millions)	$114	$116	$107	$231	$216
Insured deposit account fee revenue (in millions)	200	205	209	405	414

Spread-based revenue (in millions)	$314	$321	$316	$636	$630

Avg. annualized yield — interest-earning assets	2.95%	3.02%	2.69%	2.99%	2.88%
Avg. annualized yield — insured deposit account fees	1.19%	1.25%	1.42%	1.22%	1.39%
Net interest margin (NIM)	1.52%	1.58%	1.69%	1.55%	1.69%
Interest days	90	92	91	182	183

Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.2	$5.1	$5.0	$5.1	$5.4
Average annualized yield	0.01%	0.05%	0.04%	0.03%	0.06%

Fee revenue (in millions)	$0	$1	$1	$1	$2

Market fee-based investment balances:
Average balance (in billions)	$105.7	$94.9	$79.9	$100.3	$76.0
Average annualized yield	0.23%	0.23%	0.23%	0.23%	0.23%

Fee revenue (in millions)	$62	$55	$45	$116	$88

Average fee-based investment balances (in billions)	$110.9	$100.0	$84.9	$105.4	$81.4
Average annualized yield	0.22%	0.22%	0.22%	0.22%	0.22%

Investment product fee revenue (in millions)	$62	$56	$46	$117	$90

Client Account and Client Asset Metrics:
New accounts opened	197,000	174,000	183,000	371,000	323,000

Funded accounts (beginning of period)	5,836,000	5,764,000	5,645,000	5,764,000	5,617,000
Funded accounts (end of period)	5,880,000	5,836,000	5,703,000	5,880,000	5,703,000
Percentage change during period	1%	1%	1%	2%	2%

Client assets (beginning of period, in billions)	$480.8	$472.3	$406.3	$472.3	$378.7
Client assets (end of period, in billions)	$516.8	$480.8	$452.4	$516.8	$452.4
Percentage change during period	7%	2%	11%	9%	19%

(1)	See attached reconciliation of non-GAAP financial measures.
(2)	Average commissions and transaction fees per trade excludes TD Waterhouse UK business.

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Mar. 31, 2013	Mar. 31, 2012
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$4.5	$3.8	$5.6	$4.2	$4.8
Average annualized yield	0.13%	0.17%	0.07%	0.15%	0.06%

Interest revenue (in millions)	$1	$2	$1	$3	$1

Client margin balances:
Average balance (in billions)	$8.5	$8.7	$7.9	$8.6	$7.8
Average annualized yield	3.99%	4.02%	4.06%	4.00%	4.19%

Interest revenue (in millions)	$85	$89	$81	$174	$166

Securities borrowing/lending
Average securities borrowing balance (in billions)	$1.0	$0.9	$0.8	$0.9	$0.7
Average securities lending balance (in billions)	$2.2	$1.9	$1.8	$2.0	$1.8

Interest revenue (in millions)	$30	$27	$26	$56	$51
Interest expense (in millions)	(2)	(2)	(1)	(2)	(2)

Net interest revenue — securities borrowing/lending (in millions)	$28	$25	$25	$54	$49

Other cash and interest-earning investments:
Average balance (in billions)	$1.5	$1.7	$1.4	$1.6	$1.4
Average annualized yield	0.07%	0.07%	0.09%	0.07%	0.11%

Interest revenue — net (in millions)	$0	$0	$0	$1	$1

Client credit balances:
Average balance (in billions)	$9.1	$9.2	$10.1	$9.1	$9.4
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.02%

Interest expense (in millions)	($0)	($0)	($0)	($1)	($1)

Average interest-earning assets (in billions)	$15.5	$15.1	$15.7	$15.3	$14.7
Average annualized yield	2.95%	3.02%	2.69%	2.99%	2.88%

Net interest revenue (in millions)	$114	$116	$107	$231	$216

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions

(Unaudited)

	Quarter Ended						Six Months Ended
	Mar. 31, 2013		Dec. 31, 2012		Mar. 31, 2012		Mar. 31, 2013		Mar. 31, 2012
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$279	41.1%	$286	43.9%	$260	38.6%	$566	42.6%	$529	39.9%
Less:
Depreciation and amortization	(20)	(2.9%)	(20)	(3.1%)	(18)	(2.7%)	(41)	(3.1%)	(35)	(2.6%)
Amortization of acquired intangible assets	(22)	(3.2%)	(23)	(3.5%)	(23)	(3.4%)	(45)	(3.4%)	(46)	(3.5%)
Interest on borrowings	(6)	(0.9%)	(6)	(0.9%)	(7)	(1.0%)	(12)	(0.9%)	(14)	(1.1%)
Provision for income taxes	(87)	(12.8%)	(90)	(13.8%)	(75)	(11.1%)	(177)	(13.3%)	(145)	(10.9%)

Net income	$144	21.2%	$147	22.6%	$137	20.4%	$291	21.9%	$289	21.8%

		As of
		Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012
Liquid Assets — Management Target (2)
Liquid assets — management target		$706	$774	$1,054	$993	$917
Plus:	Broker-dealer cash and cash equivalents	719	841	406	387	507
	Trust company cash and cash equivalents	84	556	95	74	75
	Investment advisory cash and cash equivalents	24	15	11	25	18

Less:	Corporate short-term investments	—	—	(150)	(126)	(50)
	Excess broker-dealer regulatory net capital	(315)	(334)	(501)	(443)	(441)

Cash and cash equivalents		$1,218	$1,852	$915	$910	$1,026

		Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012
Liquid Assets — Regulatory Threshold (2)
Liquid assets — regulatory threshold		$1,288	$1,337	$1,611	$1,554	$1,485
Plus:	Broker-dealer cash and cash equivalents	719	841	406	387	507
	Trust company cash and cash equivalents	84	556	95	74	75
	Investment advisory cash and cash equivalents	24	15	11	25	18

Less:	Corporate short-term investments	—	—	(150)	(126)	(50)
	Excess trust company Tier 1 capital	(8)	(10)	(10)	(10)	(10)
	Excess broker-dealer regulatory net capital	(889)	(887)	(1,048)	(994)	(999)

Cash and cash equivalents		$1,218	$1,852	$915	$910	$1,026

Note:	The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company’s senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)	Our liquid assets metrics are considered non-GAAP financial measures as defined by SEC Regulation G. We include the excess capital of our broker-dealer and trust company subsidiaries in the calculation of our liquid assets metrics, rather than simply including broker-dealer and trust company cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer and trust company subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer and trust company subsidiaries to the parent company. We consider our liquid assets metrics to be important measures of our liquidity and of our ability to fund corporate investing and financing activities. The liquid assets metrics should be considered as supplemental measures of liquidity, rather than as substitutes for cash and cash equivalents.

We define “liquid assets — management target” as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). “Liquid assets — management target” is based on more conservative measures of broker-dealer net capital than “liquid assets — regulatory threshold” (defined below) because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require. We consider “liquid assets — management target” to be a measure that reflects our liquidity that would be readily available for corporate investing or financing activities under normal operating circumstances.

We define “liquid assets — regulatory threshold” as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments, (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 5% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of the applicable “early warning” net capital requirement and (d) Tier 1 capital of our trust company in excess of the minimum dollar requirement. We consider “liquid assets — regulatory threshold” to be a measure that reflects our liquidity that would be available for corporate investing or financing activities under unusual operating circumstances, such as the need to provide funding for significant strategic business transactions.